UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2014

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.

1-32853	DUKE ENERGY CORPORATION	20-2777218
(a Delaware corporation) 550 South Tryon Street Charlotte, North Carolina 28202-1803 704-382-6200
1-04928	DUKE ENERGY CAROLINAS, LLC	56-0205520
(a North Carolina limited liability company) (a North Carolina corporation) 410 South Wilmington Street Raleigh, North Carolina 27601-1748

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 7.01.  Regulation FD Disclosure.

In connection with the Dan River ash basin release which occurred on February 2, 2014, Duke Energy Carolinas, LLC (the “Company”) incurred approximately $15 million in costs to remediate the release for the quarter ended March 31, 2014.  Other costs related to the Dan River release and other ash basins, including regulatory directives, natural resources damages, pending litigation, future claims or litigation, long-term environmental impact costs, long-term operational changes, and costs associated with new laws and regulations cannot be reasonably estimated at this time; however, the total costs to be incurred by the Company to remediate the Dan River ash release are not expected to be material to the Company.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: April 17, 2014	By:	/s/ Brian D. Savoy
	Name:	Brian D. Savoy
	Title:	Vice President, Chief Accounting Officer and Controller